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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in this Registration Statement of Vornado Operating Inc. on Form S-11 of our report dated November 7, 1997 on the balance sheet of Vornado Operating Inc. as of November 6, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
November 20, 1997

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